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                                                                   EXHIBIT 10.28



PRIVATE AND CONFIDENTIAL

Roger Best
Stanner House
Preston Road
Grimsargh
Preston PR2 5JE
                                                             11th September 1997



Dear Roger
Re:  OFFER OF EMPLOYMENT
I am writing to confirm formally the following terms of employment between you and Reebok International Limited, ("RIL"). If you accept the terms and conditions as set out herein, this will form your contract of employment with RIL.

I.     PRIOR AGREEMENTS

     This letter is intended to confirm your terms of employment in your new position, it having been agreed that these terms, when combined with the terms of your Dutch employment, will not in any circumstance result in your total compensation and benefits, nor the terms of any severance, being less in net value than the compensation and benefits provided to you in the letter agreement between RIL(US) and yourself dated 17th April 1996. That letter agreement will remain in effect insofar as it deals with stock options and other matters not specifically dealt with herein. You accept that the pension and insurance benefits provided hereunder are an equitable substitute for those provided for in the 12 April 1996 letter. A copy of that agreement is attached hereto and is incorporated herein by reference.

II.    JOB TITLE/GRADE

     You have accepted the position of Senior Vice President Marketing Europe in which capacity you will report to the Managing Director of RIL or such person as the President of RIL (US) shall so designate.

III.   COMPENSATION AND BENEFITS

     A. Your base salary will be one hundred and thirty thousand pounds (130,000 pounds sterling) per annum to be paid in twelve equal instalments (or pro rata where you are employed hereunder during part of a month), into your bank account by credit transfer.
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     B. Your salary will be reviewed in March of 1998 and each year thereafter.
The decision with regard to reviewing salary will be entirely at RIL's discretion.

     C. You will be responsible for the payment of your own taxes save that in the event that the vesting or exercise of any share options results in a total tax liability greater than the tax liability which you would have incurred had you been solely resident and employed in the UK, RIL will pay to you an amount equivalent to any additional tax. Further, recognising that the vesting of previously granted stock options may create an additional Dutch tax liability, RIL agrees in such event to advance to you in the form of a loan and upon the receipt of appropriate documentation, an additional sum of money to cover this incremental tax burden. You will repay this sum of money back to RIL at such time as the excess Dutch foreign tax credits created by this tax liability are utilised on your UK return.

     D. You will be entitled to participate in RIL's senior management bonus scheme. The target incentive compensation is agreed to be 50% of your base salary with the actual amount of the award to be determined in line with the terms and conditions of the company scheme. Payment of any bonus is dependent upon your individual performance and the overall financial position of the company.

IV.     PENSION

        You will be entitled to a non-contributory pension allowance equivalent to sixteen percent (16%) of your total base salary and any bonuses earned both pursuant to this Agreement and that paid to you as a result of your employment by Reebok Europe BV. The maximum permitted by UK law will be paid tax free into RIL's Pension Scheme which you are expected to join and any amount above this limit will be subject to tax and paid into a funded scheme to be mutually agreed.

V.      HOLIDAY ENTITLEMENT

        Your annual holiday entitlement will be 25 days per calendar year (or pro-rata where you are employed hereunder during part of the calendar year). In addition you will receive normal public and religious holiday entitlement. Any entitlement to holiday remaining at the end of any calendar year shall lapse without entitlement to payment in lieu thereof. You will be entitled on the termination of your employment to pay in respect of any accrued but untaken holiday on a pro-rata basis. This holiday entitlement is to be taken at the same time as any holiday entitlement taken pursuant to your role as an employee of Reebok Europe BV.

VI.     MEDICAL AND HEALTH INSURANCE

        RIL operates a private medical insurance scheme (currently BUPA), which you will be invited to join. This provides you and
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your family with cover at RIL's expense. You will also be provided with critical illness and disability insurance in line with company policy. For further details please contact the Human Resources Department.

VII.     LIFE INSURANCE

         You will receive life insurance cover of three times your combined base salaries from RIL and Reebok Europe BV.

VIII.    TAX ADVICE

         It is expected that Ernst and Young will assist you at the Company's expense in the filing of your UK and Dutch tax returns as well as any US returns required as a result of your recent US posting. RIL will also reimburse you on a one time basis for fees incurred in your obtaining your own tax advice at the outset of this assignment up to a maximum of UK 5,000 pounds sterling.

IX.      TERMINATION OF EMPLOYMENT

         Should you wish to terminate your employment at any time you will be expected to give RIL twelve (12) months' written notice to that effect. Similarly, should RIL wish to terminate your employment, it will give you twelve
(12) months' notice in writing. Under no circumstances except for "justified cause" may your employment be terminated prior to 31st January 1999, unless RIL pay you the equivalent of the greater of twelve months' compensation and allowances or the total compensation and allowances due through 31st January 1999. In the event of your death your employment will cease with immediate effect.

X.       TERMINATION OF EMPLOYMENT FOR JUSTIFIED CAUSE WITHOUT NOTICE

         Your employment may be terminated by RIL without notice or payment in lieu of notice for, amongst other matters, serious or repeated misconduct or breaches of this Contract, mental or long-term illness or if you are convicted of a felony or a misdemeanour involving moral turpitude.

XI.      CONFIDENTIALITY

         You will be aware that RIL operates in a highly competitive industry. RIL regards all of the information to which you will have access as being of a confidential nature and you are required to sign the separate Confidentiality Declaration attached hereto which forms part of your terms and conditions of employment.

XII.     NON-COMPETITION

         You further agree that during the period of your employment by RIL and for a period of one year thereafter you will not (without the Company's written consent) accept any position with
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any organization which competes anywhere in the world where Reebok products are sold, with the Reebok Brands Division or with other businesses of RIL as it shall be constituted at the time of your termination, whether as officer, director, employee, agent, consultant, partner, shareholder or otherwise. You acknowledge and agree that, because the legal remedies of the Company would be inadequate in the event of your breach of, or other failure to perform, any of your obligations set forth in this Section, the Company may, in addition to obtaining any other remedy or relief available to it (including without limitation damages at law), enforce the provisions of this Section by injunction and other equitable remedies. You further acknowledge and agree that the options granted to you by RIL (US) are granted in part to ensure your compliance with the non-compete restrictions provided herein, and you thus agree that if you violate the provisions of this clause that any such options held by you at such time shall automatically terminate and be cancelled, and to the extent that you have exercised any such options, you will transfer and deliver to the Company any profits made by you as a result of such exercise and sale. You agree that the provisions with respect to the duration, geographic, and product scope of the restrictions set forth in this Section are reasonable to protect the legitimate interests of the Company and the good will of the Company.

XIII.    START DATE

         Your employment by RIL commenced on 7th July 1997.

XIV.     GOVERNING LAW AND JURISDICTION

         A. This contract shall be governed by and construed in accordance with the Laws of England.

         B. You agree with RIL to submit to the exclusive jurisdiction of the English courts as regards any claim, dispute or matter arising out of or relating to this contract.

XV.      ACCEPTANCE

         I would be grateful if you would confirm your acceptance of this offer by signing the acceptance copy of this letter and the Confidentiality Declaration and return these to me as soon as possible. (Copies are enclosed for you to retain.)

Yours sincerely




/s/ M L STEPHENS

M L Stephens
Company Secretary
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I have read and understand the offer of employment, and confirm my acceptance of the same.






Signed /s/ ROGER BEST                  Date 18/9/97


Name:  Roger Best
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                                   ROGER BEST
                              EMPLOYMENT AGREEMENT

THIS AGREEMENT is made this 11th day of September, 1997, by and between Roger Best, residing at Stanner House, Preston Road, Grimsargh, Preston PR2 5JE, (hereinafter BEST), and Reebok Europe BV, a Dutch corporation, with its registered office at Moret Ernst & Young, Marten Meesweg 51, 306a AV Rotterdam, The Netherlands (hereinafter REEBOK).

                                   WITNESSETH

WHEREAS REEBOK wishes to employ BEST as its Managing Director; and

WHEREAS REEBOK is a wholly owned subsidiary of Reebok International Ltd (US) (hereinafter RIL); and

WHEREAS BEST has agreed to accept the position of Managing Director and as a statutory Director of REEBOK; and

WHEREAS the shareholders of REEBOK will appoint BEST as Director ("bestuurder") of REEBOK with effect from this date;

NOW THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:

1.       EMPLOYMENT

      BEST, subject to the rights of termination contained herein, has been employed as from 7th July 1997 in the position of Managing Director of REEBOK and such employment will continue for an indefinite period. BEST will report to RIL's Senior Vice President International or such person as the President of RIL may from time to time direct.

2.       DUTIES

      During the term of his employment BEST shall devote his time, skill and efforts to the performance of his duties which shall include, without limitation, the duties as are customarily performed by the Managing Director of such companies. In his capacity as Managing Director of REEBOK he shall have such power and authority as shall reasonably be required to enable him to perform his duties hereunder in an efficient manner; provided that in exercising such power and authority and performing such duties, he shall at all times be subject to the authority and control of the President of RIL and shall at all times adhere to the financial controls and other policies of RIL. BEST shall have the power as Managing Director to bind REEBOK and act solely in its behalf in accordance with the law and the Articles of
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Association of REEBOK.

3.       COMPENSATION

      REEBOK shall pay BEST, and BEST hereby agrees to accept, as compensation for all services rendered hereunder, the gross yearly sum of one hundred and thirty thousand pounds sterling (130,000 pounds sterling) as base salary. Included in the gross annual base salary is an eight per cent (8%) holiday allowance and full compensation for any overtime worked by BEST. This compensation shall be paid in arrears in equal monthly installments. This compensation will be reviewed annually thereafter. It is REEBOK's intention that thirty five per cent (35%) of this shall be paid to BEST as a tax free allowance, subject to the approval of the Dutch tax authorities.


4.       PERFORMANCE BONUS

      BEST will be entitled to participate in RIL's International Bonus Scheme. BEST's target bonus rate shall be fifty per cent (50%) of his base salary.

5.       HOLIDAY ENTITLEMENT

      BEST shall be entitled to 25 days paid holiday per annum, excluding public holidays. The exact dates of such holiday must be agreed by BEST's immediate superior. This holiday shall be taken at the same time as holiday entitlement from Reebok International Limited.

6.       EXPENSES

      REEBOK shall pay or reimburse BEST for all reasonable travel and other expenses incurred by him in connection with the performance of his services under this Agreement.(1) Payment shall be made upon presentation of expense statements or vouchers and such other supporting information as REEBOK may from time to time request.

-----------
(1) It has been agreed that REEBOK will reimburse BEST for his accommodation expenses in the Netherlands as well as a weekly return flight to the United Kingdom.


7.       OWNERSHIP OF WORK

      All concepts and ideas, drawings, patents, patent applications and other product development programs and campaigns developed by BEST in the performance of this Agreement shall be the sole and exclusive property of REEBOK, and, upon its request at any time, or from time to time, during the term of or after the termination of his employment, BEST shall deliver to REEBOK all drawings, sketches and other material and records relating
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to such concepts, ideas, programs and campaigns that may be in his possession or otherwise available to him.

8.       CONFIDENTIALITY

      Both during the term of his employment by REEBOK and thereafter, BEST shall not, without the prior written consent of REEBOK, divulge to any third party or use for his own benefit, or for any purpose other than the exclusive benefit of REEBOK, any confidential information concerning its business affairs obtained by him during the term of his employment, including, but not limited to, information relating to advertising and marketing campaigns and to REEBOK's relationship with actual or potential clients or customers and the needs and requirements of any such actual or potential customers; it being the intent hereof that he shall not so divulge or use any such information which is unpublished or not readily available to the general public; provided that nothing provided herein shall restrict his ability to make such disclosures during the course of his office as may be necessary or appropriate to the effective or efficient discharge of his duties to REEBOK.

9.     NON-COMPETITION

      BEST agrees that for a period of one (1) year following termination of his employment with REEBOK, BEST will not engage in or have interest in, either directly or indirectly, any of the companies listed below, whether as a principal, partner, director, officer, employee, consultant, agent, distributor, security holder or otherwise (except ownership of one percent (1%) or less of the equity securities of any publicly traded company):

Adidas, Asaki, Asics, Bata, British knights, Brooks, Champion, Converse, Diadora, Dunlop, Ellesse, Etonic, Fila, Footjoy, Head, Hi-Tec, Hyde, Kappa, Kangaroo, K-Swiss, LA Gear, Le Coq Sportif, Lotto, Mitre, Mizuno, New Balance, Nike, Pentland, Prince, Puma, Ryka, Saucony, Sergio Tacchini, Spalding, Timberland, Tretorn or Umbro.

      BEST further agrees that for a period of two (2) years following termination of his employment with REEBOK, BEST will not directly or indirectly:
(a) solicit the employment of any person employed by REEBOK, RIL, Reebok International Limited or any of their subsidiaries, affiliates, joint ventures, distributors, etc. as of the date of such termination, or attempt to persuade any such person to leave the employment of those entities, or (b) solicit a contractual relationship with any third party currently under contract with RIL as a distributor, joint venture partner, licensee or footwear supplier or attempt to persuade any such party to terminate its relationship with RIL or REEBOK.

10.      CESSATION OF DUTIES
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      Without prejudice to BEST's right to salary and other benefits under this
Agreement, REEBOK may at any time require BEST not to attend the premises of REEBOK and not to perform his duties under this Agreement for all or any part of the notice period set out in Paragraph 12 below, or in the event that REEBOK decides to request rescission of the employment agreement until a court has rendered its decision to this request, without prejudice to the right of REEBOK to suspend BEST.

11.      SEVERANCE PAY

      If REEBOK terminates this Agreement (other than for "justified cause") prior to 31st January 1999, as a result of notice being given by REEBOK or rescission requested by REEBOK, BEST shall be entitled to compensation equal to the greater of his full salary and allowances through 31st January 1999 or twelve (12) months' gross base salary and allowances as described in Paragraph 3 above. If Reebok terminates this Agreement (other than for "justified cause") after 31st January 1999, then BEST shall be entitled in lieu of the notice provided for in Paragraph 12 below, to the equivalent of twelve months gross salary and allowances. This agreement shall be deemed terminated by REEBOK if it is rescinded by a Court following a request from REEBOK as provided in article 7A: 1639w NCI. The compensation shall only be due if the termination is not due to a "justified cause."

      The parties hereto agree that the dismissal of BEST shall not be obviously unreasonable if the above compensation is paid to BEST and that the compensation is regarded as being appropriate for the purposes of a proceeding as described in article 7A: 1639w NCI.

12.      NOTICE/TERMINATION

      Subject to the laws of the Netherlands regarding employees and directors, BEST and REEBOK may terminate this Agreement by mutual consent at any time, or unilaterally by providing to the other party twelve (12) months' notice in writing. In the case of justified cause, REEBOK may terminate this Agreement with immediate effect. Should BEST be incapacitated or otherwise unable to fulfill his duties as Managing Director, then REEBOK may, at its discretion, terminate this Agreement by notice in writing, after such period as required by Dutch law. In the event of BEST's death, this Agreement shall terminate with immediate effect. In the event of "justified cause" REEBOK may terminate this Agreement with immediate effect and without compensation. "Justified cause" shall mean amongst other things serious or repeated misconduct or breaches of this Agreement or if you are convicted of a felony or misdemeanor involving moral turpitude.


13.      SUCCESSORS AND ASSIGNEES
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      This Agreement shall not be assignable by BEST and shall enure to the benefit of and be binding upon him and REEBOK, its successors and assignees.

14.      WAIVER

      The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

15.      GOVERNING LAW AND JURISDICTION

      This Agreement shall be construed and enforced in accordance with the laws of the Netherlands. The parties have agreed that the courts of the Netherlands shall have exclusive jurisdiction over any claims arising hereunder.







              /s/ M L STEPHENS                   /s/ ROGER BEST
         By:  M L Stephens                  By:  Roger Best
              Director
              Reebok Europe BV